Exhibit 99.1

For additional information, contact:

T. Heath Fountain

Executive Vice President and

  Chief Financial Officer

(229) 878-2055

Heritage financial group, Inc. agrees to purchase

METRO Atlanta BRANCH FROM The PrivateBank

Albany, Ga. (October 8, 2014) – Heritage Financial Group, Inc. ("Heritage" or the "Company," NASDAQ: HBOS), the holding company for HeritageBank of the South ("HeritageBank"), today announced that it has signed a definitive agreement to purchase a branch in Norcross, Georgia, from The PrivateBank, a wholly owned subsidiary of Chicago-based PrivateBancorp, Inc. (NASDAQ: PVTB).  The branch is located at 3169 Holcomb Bridge Road, which is in the northeast area of metro Atlanta, approximately four miles north of the perimeter (I-285).  This location provides ease of access throughout metro Atlanta and is home to a significant population of small- and medium-sized businesses, which fits well into Heritage's operating model.

The transaction, which is expected to close in the fourth quarter of 2014, subject to regulatory approval and other customary conditions, is expected to result in the transfer of approximately $40 million in fully performing loans, at 99% of the outstanding balance at closing, and approximately $129 million in deposits, with a deposit premium of 3.8%.  In addition to purchasing the branch, HeritageBank also expects to retain the employees currently working in that location.  An investor presentation outlining key information about the transaction is available online under the "Investors" tab of the Company's website, www.eheritagebank.com.

Commenting on the announcement, Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group, Inc., said, "This branch acquisition, when completed, will allow us to pursue a niche-focused commercial bank model and will provide the footing for possible future expansion in metro Atlanta.  For several years, we have enjoyed a growing business in the Atlanta area, serviced from our mortgage banking locations around the city, so we understand the banking environment in Atlanta and know the opportunities it holds for community banks like HeritageBank.  We are excited by the prospects of having a physical branch in metro Atlanta, which we believe will increase our visibility in the market and enhance our ability to recruit high-performing commercial bankers and better serve our customers."

About Heritage Financial Group

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving Georgia, Florida and Alabama through 36 banking locations, 20 mortgage offices, and 5 investment offices.  With the recent completion of the purchase of Alarion Financial Services, Inc., Heritage has approximately $1.8 billion in assets, $1.0 billion in loans, and $1.5 billion in deposits.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

About PrivateBancorp

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of June 30, 2014, the Company had 33 offices in 10 states and $14.6 billion in assets.  The Company's website is www.theprivatebank.com.

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2013 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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